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As filed with the Securities and Exchange Commission on November 2, 2001

Registration No. 333-71804

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONG BEACH HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	6141	22-3833155
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Mack Centre Drive
Paramus, New Jersey 07652
(201) 262-5222
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stephen W. Prough
Chairman, President and Chief Executive Officer
Long Beach Holdings Corp.
One Mack Centre Drive
Paramus, New Jersey 07652
(201) 262-5222
(Name, address, including zip code, and telephone number,
including area code, of agent for services)

Copies to:

Lewis B. Greenblatt, Esq. Geoffrey R. Morgan, Esq. Michael Best & Friedrich LLC 401 North Michigan Avenue Chicago, Illinois 60611-4238 (312) 222-0800	Howard B. Adler, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 (202) 955-8500

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table (all of which are estimates other than the Securities and Exchange Commission Fee, the NASD Filing Fee and the Nasdaq National Market Listing Fee):

Securities and Exchange Commission Fee		$27,500
NASD Filing Fee		$11,500
Nasdaq National Market Listing Fee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Expenses		*
Blue Sky Fees and Expenses		*
Registrar and Transfer Agent Fees and Expenses		*
Miscellaneous		*

Total	$

*
To be provided by amendment.

Item 14. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers provisions, expanding the scope of indemnification beyond that specifically provided by the current law.

    Article VIII of the registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

    Article X of the registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of the registrant and its executive officers and directors, and by the registrant of the underwriters for some liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the underwriters for inclusion in the Registration Statement.

Item 15. Recent Sales of Unregistered Securities

    On October 10, 2001, we issued 100 shares of our common stock to Michael J. Pankey for $1,000 in cash pursuant to Section 4(2) of the Securities Act.

II–1

LONG BEACH HOLDINGS CORP.
EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit	Exhibit Title
*1.1	Form of Underwriting Agreement.
†3.1	Certificate of Incorporation.
†3.2	Bylaws.
*4.1	Specimen Stock Certificate.
*5.1	Opinion of Michael Best & Friedrich LLC.
10.1	Real Property Lease Agreement by and between Angelview Investors, L.P. and Long Beach Mortgage Company (Ameriquest) for property in Orange, California, dated as of September 13, 1996, and Amendments, dated as of November 25, 1996 and October 1, 1997.
10.2	Real Property Lease Agreement by and between Mack Paramus Affiliates and Long Beach Acceptance Corp., for property in Paramus, New Jersey, dated as of March 5, 1997.
10.3	Purchase and License Agreement by and between Long Beach Acceptance Corp. and APPRO Systems, Inc., dated as of July 12, 1995, including addendums, dated as of May 10, 2000 and September 1, 2000.
10.4	Master Lease of Computers and Office Equipment by and between Fleetwood Financial Corp. and Long Beach Acceptance Corp., dated as of October 11, 1996.
10.5	Data Processing Services Agreement by and between Affiliated Computer Services, Inc. and Long Beach Acceptance Corp., dated as of April 15, 1999.
10.6	Warehouse Lending Agreement, dated as of January 30, 1998, between Long Beach Acceptance Corp. and Greenwich Capital Financial Products Inc.; Amendment No. 1 dated November 25, 1998; Amendment No. 2, dated as of December 16, 1998; Renewal and Amendment Agreement, dated as of January 29, 1999; Amendment No. 3, dated as of September 1, 1999; Renewal and Amendment Agreement No. 2, dated as of January 26, 2000; Renewal and Amendment Agreement No. 3, dated as of February 2, 2001; and Amendment No. 4, dated as of September 30, 2001.
10.7	Loan Agreement, dated as of August 16, 2000, between Long Beach Acceptance Corp. and Bank One, N.A.; letter agreement dated September 22, 2000; and Addendum, dated as of September 25, 2000.
10.8	Pooling and Servicing Agreement, dated as of January 1, 1998 among Long Beach Acceptance Corp., Long Beach Acceptance Receivables Corp. and Chase Bank of Texas, National Association; Amendment No. 1, dated as of November 25, 1998; Amendment No. 2, dated as of December 16, 1998; and Amendment No. 3 dated as of September 29, 1999 (for Long Beach Acceptance Auto Grantor Trust 1998-1).
10.9	Credit and Security Agreement, dated as of January 30, 1998, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.; and Amendment No. 1 dated as of January 26, 2001.
10.10	Pooling and Servicing Agreement, dated as of November 1, 1998, among Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and Chase Bank of Texas, National Association; and Amendment No. 1, dated as of September 29, 1999 (for Long Beach Acceptance Auto Grantor Trust 1998-2).

II–2

10.11	Credit and Security Agreement, dated as of November 25, 1998, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.12	Omnibus Amendment Agreement, dated as of March 31, 1999; Omnibus Amendment Agreement No. 2, dated as of August 12, 1999; Omnibus Amendment Agreement No. 3, dated as of April 14, 2000; Omnibus Amendment Agreement No. 4, dated as of December 13, 2000; Omnibus Amendment Agreement No. 5, dated as of January 12, 2001; and Omnibus Amendment Agreement No. 6, dated as of June 13, 2001; each among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.13	Sale and Servicing Agreement, dated as of August 1, 1999, among Long Beach Acceptance Auto Receivables Trust 1999-1, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 1999-1).
10.14	Credit and Security Agreement, dated as of August 12, 1999, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.15	Sale and Servicing Agreement, dated as of December 1, 1999 among Long Beach Acceptance Auto Receivables Trust 1999-2, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 1999-2).
10.16	Credit and Security Agreement, dated as of December 9, 1999, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.17	Sale and Servicing Agreement, dated as of June 1, 2000, among Long Beach Acceptance Auto Receivables Trust 2000-1, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2000-1).
10.18	Credit and Security Agreement, dated as of June 15, 2000, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.19	Sale and Servicing Agreement, dated as of December 1, 2000, among Long Beach Acceptance Auto Receivables Trust 2000-2, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2000-2).
10.20	Credit and Security Agreement, dated as of December 13, 2000, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.21	Sale and Servicing Agreement, dated as of June 1, 2001, among Long Beach Acceptance Auto Receivables Trust 2001-A, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp., and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2001-A).
10.22	Credit and Security Agreement, dated as of June 13, 2001, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp., and Long Beach Acceptance Corp.

II–3

*10.23	Stock Purchase Agreement, dated as of , 2001, between Ameriquest Mortgage Company and the Registrant.
†21.1	Subsidiaries of the Registrant.
†23.1	Consent of Deloitte & Touche LLP, Independent Auditors (with respect to Long Beach Holdings Corp.)
†23.2	Consent of Deloitte & Touche LLP, Independent Auditors (with respect to Long Beach Acceptance Corp.)
*23.3	Consent of Michael Best & Friedrich LLC (included in Exhibit 5.1).
†24.1	Power of Attorney (included on signature page).

*
To be provided by amendment.
†
Previously filed.

(b) Financial Statement Schedules

    None.

Item 17. Undertakings

    The undersigned Registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II–4

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on November 2, 2001.

LONG BEACH HOLDINGS CORP.
By	/s/ STEPHEN W. PROUGH Stephen W. Prough Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ STEPHEN W. PROUGH Stephen W. Prough Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 2, 2001
/s/ MICHAEL J. PANKEY Michael J. Pankey Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2001
* /s/ JOHN P. GRAZER John P. Grazer Director	November 2, 2001
* /s/ ALAN L. MILLIGAN Alan L. Milligan Director	November 2, 2001
* /s/ ADAM J. BASS Adam J. Bass Director	November 2, 2001
*By:	/s/ STEPHEN W. PROUGH
Stephen W. Prough Pursuant to Power of Attorney

II–5

LONG BEACH HOLDINGS CORP.
EXHIBIT INDEX

Exhibit	Exhibit Title
*1.1	Form of Underwriting Agreement.
†3.1	Certificate of Incorporation.
†3.2	Bylaws.
*4.1	Specimen Stock Certificate.
*5.1	Opinion of Michael Best & Friedrich LLC.
10.1	Real Property Lease Agreement by and between Angelview Investors, L.P. and Long Beach Mortgage Company (Ameriquest) for property in Orange, California, dated as of September 13, 1996, and Amendments, dated as of November 25, 1996 and October 1, 1997.
10.2	Real Property Lease Agreement by and between Mack Paramus Affiliates and Long Beach Acceptance Corp., for property in Paramus, New Jersey, dated as of March 5, 1997.
10.3	Purchase and License Agreement by and between Long Beach Acceptance Corp. and APPRO Systems, Inc., dated as of July 12, 1995, including addendums, dated as of May 10, 2000 and September 1, 2000.
10.4	Master Lease of Computers and Office Equipment by and between Fleetwood Financial Corp. and Long Beach Acceptance Corp., dated as of October 11, 1996.
10.5	Data Processing Services Agreement by and between Affiliated Computer Services, Inc. and Long Beach Acceptance Corp., dated as of April 15, 1999.
10.6	Warehouse Lending Agreement, dated as of January 30, 1998, between Long Beach Acceptance Corp. and Greenwich Capital Financial Products Inc.; Amendment No. 1 dated November 25, 1998; Amendment No. 2, dated as of December 16, 1998; Renewal and Amendment Agreement, dated as of January 29, 1999; Amendment No. 3, dated as of September 1, 1999; Renewal and Amendment Agreement No. 2, dated as of January 26, 2000; Renewal and Amendment Agreement No. 3, dated as of February 2, 2001; and Amendment No. 4, dated as of September 30, 2001.
10.7	Loan Agreement, dated as of August 16, 2000, between Long Beach Acceptance Corp. and Bank One, N.A.; letter agreement dated September 22, 2000; and Addendum, dated as of September 25, 2000.
10.8	Pooling and Servicing Agreement, dated as of January 1, 1998 among Long Beach Acceptance Corp., Long Beach Acceptance Receivables Corp. and Chase Bank of Texas, National Association; Amendment No. 1, dated as of November 25, 1998; Amendment No. 2, dated as of December 16, 1998; and Amendment No. 3 dated as of September 29, 1999 (for Long Beach Acceptance Auto Grantor Trust 1998-1).
10.9	Credit and Security Agreement, dated as of January 30, 1998, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.; and Amendment No. 1 dated as of January 26, 2001.
10.10	Pooling and Servicing Agreement, dated as of November 1, 1998, among Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and Chase Bank of Texas, National Association; and Amendment No. 1, dated as of September 29, 1999 (for Long Beach Acceptance Auto Grantor Trust 1998-2).
10.11	Credit and Security Agreement, dated as of November 25, 1998, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.

10.12	Omnibus Amendment Agreement, dated as of March 31, 1999; Omnibus Amendment Agreement No. 2, dated as of August 12, 1999; Omnibus Amendment Agreement No. 3, dated as of April 14, 2000; Omnibus Amendment Agreement No. 4, dated as of December 13, 2000; Omnibus Amendment Agreement No. 5, dated as of January 12, 2001; and Omnibus Amendment Agreement No. 6, dated as of June 13, 2001; each among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.13	Sale and Servicing Agreement, dated as of August 1, 1999, among Long Beach Acceptance Auto Receivables Trust 1999-1, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 1999-1).
10.14	Credit and Security Agreement, dated as of August 12, 1999, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.15	Sale and Servicing Agreement, dated as of December 1, 1999 among Long Beach Acceptance Auto Receivables Trust 1999-2, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 1999-2).
10.16	Credit and Security Agreement, dated as of December 9, 1999, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.17	Sale and Servicing Agreement, dated as of June 1, 2000, among Long Beach Acceptance Auto Receivables Trust 2000-1, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2000-1).
10.18	Credit and Security Agreement, dated as of June 15, 2000, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.19	Sale and Servicing Agreement, dated as of December 1, 2000, among Long Beach Acceptance Auto Receivables Trust 2000-2, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp. and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2000-2).
10.20	Credit and Security Agreement, dated as of December 13, 2000, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Corp.
10.21	Sale and Servicing Agreement, dated as of June 1, 2001, among Long Beach Acceptance Auto Receivables Trust 2001-A, Long Beach Acceptance Receivables Corp., Long Beach Acceptance Corp., and The Chase Manhattan Bank (for Long Beach Acceptance Auto Receivables Trust 2001-A).
10.22	Credit and Security Agreement, dated as of June 13, 2001, among Greenwich Capital Financial Products, Inc., Long Beach Acceptance Receivables Corp., and Long Beach Acceptance Corp.
*10.23	Stock Purchase Agreement, dated as of , 2001, between Ameriquest Mortgage Company and the Registrant.
†21.1	Subsidiaries of the Registrant.
†23.1	Consent of Deloitte & Touche LLP, Independent Auditors (with respect to Long Beach Holdings Corp.)
†23.2	Consent of Deloitte & Touche LLP, Independent Auditors (with respect to Long Beach Acceptance Corp.)
*23.3	Consent of Michael Best & Friedrich LLC (included in Exhibit 5.1).
†24.1	Power of Attorney (included on signature page).

*
To be provided by amendment.

†
Previously filed.

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
LONG BEACH HOLDINGS CORP. EXHIBIT INDEX
SIGNATURES
LONG BEACH HOLDINGS CORP. EXHIBIT INDEX